                                                  Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                                 ICT GROUP, INC.
               (Exact name of issuer as specified in its charter)

         Pennsylvania                                    23-2458937
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation of organization)

                              800 Town Center Drive
                               Langhorne, PA 19047
                                 (215) 757-0200
                    (Address of principal executive offices)


                          1996 EQUITY COMPENSATION PLAN
                        1996 NON-EMPLOYEE DIRECTORS PLAN
                            (Full title of the plan)

                                 JOHN J. BRENNAN
                                 ICT Group, Inc.
                              800 Town Center Drive
                               Langhorne, PA 19047
                     (Name and address of agent for service)

                                 (215) 757-0200
          (Telephone number, including area code, of agent for service)

                                   ----------

                                    Copy to:
                                RICHARD A. SILFEN
                           Morgan, Lewis & Bockius LLP
                               1701 Market Street
                           Philadelphia, PA 19103-2921
                                 (215) 963-5000

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
   Title of securities               Number of              Proposed maximum           Proposed maximum
          to be                    shares to be              offering price                aggregate                 Amount of
       registered                 registered (1)              per share (2)           offering price (2)          registration fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value               520,000                    $8.4375                  $4,387,500                 $1,096.88
$.01 per share
====================================================================================================================================

(1) This registration statement covers shares of Common Stock of ICT Group, Inc. which may be offered or sold pursuant to the Plans named above. Pursuant to Rule 457(h)(2), no separate registration fee is required with respect to the interests in the plan. This registration statement also relates to an indeterminate number of shares of Common Stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416.

(2) Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the reported high and low sales prices for a share of Common Stock of ICT Group, Inc. on February 13, 2001 as reported on the Nasdaq National Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents, as filed by ICT Group, Inc. (the "Company") with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement and made a part hereof:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, Commission File No. 0-20807, filed pursuant to
         Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act").

         (b) The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000.

         (c) The Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000.

         (d) The Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2000.

         (e) The description of the Common Stock of the Company contained in the Registration Statement on Form 8-A filed under the Exchange Act with the Securities and Exchange Commission on June 4, 1996, including any amendment or report filed for the purpose of updating such description.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in any document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Independent Public Accountants

         The consolidated financial statements of the Company incorporated by reference in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, and as indicated in their report with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said reports.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         In general, any officer or director of the Company shall be indemnified by the Company against expenses including attorneys' fees, judgments, fines and settlements actually and reasonably incurred by that person in connection with a legal proceeding as a result of such relationship, whether or not the indemnified liability arises from an action by or in the right of the Company, if the officer or director acted in good faith, and in the manner believed to be in or not opposed to the Company's best interest, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Such indemnity is limited to the extent that (i) such person is not otherwise indemnified and (ii) such indemnifications not prohibited by Pennsylvania law or any other applicable law. The Company's Bylaws provide that the Company shall indemnify its officers and directors to the fullest extent permitted by Pennsylvania law, including some instances in which indemnification is otherwise discretionary under Pennsylvania law.

         The Pennsylvania Business Corporation Law, as amended, provides that any indemnification under the previous paragraph (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon the determination that indemnification of the director or officer is proper in the circumstances because that person has met the applicable standard of conduct set forth above. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum of disinterested directors who are not parties to such action, (ii) if such quorum is not obtainable or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (iii) by the shareholders.

         Expenses incurred by a director or officer of the Company in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that person is not entitled to be indemnified by the Company as authorized by the Bylaws.

         The indemnification and advancement of expenses provided by, or granted pursuant to Article VII of the Bylaws is not deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled, both as to action in that person's official capacity and as to action in another capacity while holding such office.

         The Board of Directors has the power to authorize the Company to purchase and maintain insurance on behalf of the Company and others to the extent that power to do so has not been prohibited by the Pennsylvania law, create any fund to secure any of its indemnification obligations and give other indemnification to the extent permitted by law. The obligations of the Company to indemnify a director or officer under Article VII of the Bylaws is a contract between the Company and such director or officer and no modification or repeal of the Bylaws shall detrimentally affect such officer or director with regard to that person's acts or omissions prior to such amendment or repeal.

         The Company has also purchased insurance for its directors and officers for certain losses arising from claims or charges made against them in their capacities as directors and officers of the Company.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The following is a list of exhibits filed as part of this Registration Statement.


Exhibit           Exhibit
Number            -------
------

 4.1     ICT Group, Inc. 1996 Equity Compensation Plan

 4.2     ICT Group, Inc. 1996 Non-Employee Directors Plan

 5.1     Opinion of Morgan, Lewis & Bockius LLP

23.1     Consent of  Arthur Andersen LLP

23.2     Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5.1)

24 Power of Attorney (contained on the signature page of this Registration Statement)


Item 9.  Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Langhorne, Commonwealth of Pennsylvania on February 14, 2001.

                                    ICT GROUP, INC.



                               By:  /s/ John J. Brennan
                                    --------------------------------------------
                                    John J. Brennan
                                    Chairman, President, Chief Executive Officer


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Brennan and Vincent A. Paccapaniccia and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                              NOTICE TO SIGNATORIES

         The purpose of this Power of Attorney is to give John J. Brennan and Vincent A. Paccapaniccia (each an "Agent" and together, the "Agents") the power to execute certain documents related to this Registration Statement on your behalf.

         This Power of Attorney does not impose a duty on the Agents to exercise granted powers, but when powers are exercised, they must use due care to act for your benefit and in accordance with this Power of Attorney.

         Agents may exercise the powers given here for the period during which this registration statement is effective, even after you become incapacitated, unless you expressly limit the duration of these powers or you revoke these powers or a court acting on your behalf terminates the Agents' authority. A court can take away the powers of the Agents if it finds the Agents are not acting properly.

         The powers and duties of an agent under a Power of Attorney are explained more fully in 20 Pa. C.S. Ch. 56.

         If there is anything about this form that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

         By signing below you are attesting that you have read or had explained to you the above Notice and you understand its contents.


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

               Signature             Title                                 Date
               ---------             -----                                 ----

/s/ John J. Brennan                  Chairman of the Board, President,     February 14, 2001
----------------------------------   Chief Executive Officer and
John J. Brennan                      Director


/s/ Vincent A. Paccapaniccia         Senior Vice President, Finance        February 14, 2001
----------------------------------   and Administration, Chief Financial
Vincent A. Paccapaniccia             Officer and Assistant Secretary


/s/ Donald P. Brennan                Vice Chairman and Director            February 14, 2001
----------------------------------
Donald P. Brennan

/s/ Bernard Somers                   Director                              February 14, 2001
----------------------------------
Bernard Somers

/s/ John A. Stoops                   Director                              February 14, 2001
----------------------------------
John A. Stoops

/s/ Seth J. Lehr                     Director                              February 14, 2001
----------------------------------
Seth J. Lehr


The undersigned have read the above Power of Attorney and acknowledge that each of them, respectively, is the person identified as the agent for the principals listed above. The undersigned hereby acknowledge that in the absence of a specific provision to the contrary in the Power of Attorney or in 20 Pa. C.S. when they, respectively, act as agent, each of them:

         (i)    shall exercise the powers for the benefit of the principal;
         (ii)   shall exercise reasonable caution and prudence; and
         (iii) shall keep a full and accurate record of all actions on behalf of the principal.

/s/ John J. Brennan                                                        February 14, 2001
-----------------------------------
John J. Brennan

/s/ Vincent A. Paccapaniccia                                               February 14, 2001
-----------------------------------
Vincent A. Paccapaniccia

                                 ICT GROUP, INC.

                                INDEX TO EXHIBITS


Exhibit Number   Document
--------------   --------

   4.1           ICT Group, Inc. 1996 Equity Compensation Plan
   4.2           ICT Group, Inc. 1996 Non-Employee Directors Plan
   5.1           Opinion of Morgan, Lewis & Bockius LLP
  23.1           Consent of  Arthur Andersen LLP
  23.2           Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit
                 5.1)
  24 Power of Attorney (contained on the signature page of this Registration Statement)